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                                                                  Exhibit 23.1

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Rayovac Corporation on Form S-8 (File No. 333-42443) of our report dated March 31, 1999, except for notes 6 and 13, as to which the date is June 11, 1999, on our audit of the consolidated financial statements of ROV Limited as of December 31, 1998, and for the year then ended, which report is included in this Form 8-K/A.

PricewaterhouseCoopers LLP
Miami, Florida
October 25, 1999